UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☒	Soliciting Material Pursuant to § 240.14a-12

HESS CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Research Analysts Support Hess’ Transformation…
And Reject Elliott’s Plan
• Hess Corporation’s much anticipated response to Elliott Management deals what we believe will provide a knockout counter-proposal and provides the line of sight on the next leg of the recovery
— Bank of America Merrill Lynch, March 5, 2013
• We view the company’s proactive stance and exceptional clarity with its investor base as a major blow to activist claims. . . The accelerated plan covers essentially all facets for unlocking value for shareholders… with the only exception being the onshore resource spin off, which remains highly controversial and, in our opinion, not likely to double the valuation of HES’s Bakken acreage
— Capital One, March 6, 2013
• Critically, we believe the strategy outlined by management is a superior route to releasing value
— Bank of America Merrill Lynch, March 5, 2013
• We tend to agree with management’s assertion that a breakup into two E&P companies, one domestic and one international, would not be the best way to create shareholder value
— Oppenheimer, March 5, 2013
• We applaud the changes HES announced today… HES will become a pure-play E&P company with a more shareholder-friendly approach to returning capital via dividends and share repurchases
— Wells Fargo, March 4, 2013
• We expect the HES transformational plan to be viewed more favourably by shareholders than the suggestions made by Elliott in late January
— UBS, March 4, 2013
• We believe the recovery set in place by management well before Elliott entered the fray is compelling. To derail the process at this juncture would be counter-productive
— Bank of America Merrill Lynch, March 5, 2013

Research Analysts Support Hess’ Transformation…
And Reject Elliott’s Plan
None of the Hess directors are tethered to Elliott’s flawed strategy or compensation arrangements
•All- Star Board. HES will add six new independent directors, all former business executives, each with decades of distinguished careers, including three with extensive oil industry experience. The new board should help guide
HES with executing its transformation strategy into a pure E&P play
— Oppenheimer, March 5, 2013
•HES
announced the expected departure of six members of its Board of Directors while also putting forth six new independent nominees. In our view . . .this addresses Elliott Associates’ prior concern over the lack of independence at HES’s Board
— J.P. Morgan, March 4, 2013
•Hess has put forward an equally attractive slate of candidates that in our view will address any and all concerns raised over the independence of the board
— Bank of America Merrill Lynch, March 5, 2013
•HES has nominated six new members to join its board of directors. Four of these members possess extensive energy experience and three of them have direct experience in oil and gas production
— Wells Fargo, March 4, 2013

This document contains projections and other forward-looking statements within the meaning of Section 27A of the Securities
Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These projections and statements reflect the Company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that these projections will be achieved, and actual results could differ materially from those projected as a result of certain risk factors. A discussion of these risk factors is included in the Company’s periodic reports filed with the Securities and
Exchange Commission.
This document contains quotes and excerpts from certain previously published material. Consent of the author and publication has not been obtained to use the material as proxy soliciting material.
Hess Corporation, its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from Hess shareholders in connection with the matters to be considered at Hess’s 2013 Annual Meeting. Hess has filed a preliminary proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission in connection with the 2013 Annual Meeting. HESS SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE
PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD WHEN THEY BECOME AVAILABLE AS THEY WILL
CONTAIN IMPORTANT INFORMATION. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the proxy statement and other materials to be filed with the
SEC.  Shareholders will be able to obtain any proxy statement, any amendments or supplements to the proxy statement and other documents filed by Hess with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at Hess’s website at www.hess.com, by writing to Hess Corporation at 1185 Avenue of the Americas, New York, NY
10036, by calling Hess’s proxy solicitor, MacKenzie Partners, toll-free at (800) 322-2885.
Important Additional Information
Cautionary Statements